REGISTRATION NO. 33-

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                   BIRMINGHAM UTILITIES, INC.
      (Exact name of registrant as specified in its charter)


 Connecticut                               06-0878647
(State or other jurisdiction of            (I.R.S. employer
incorporation or organization)             identification number)

230 Beaver Street                          06401
Ansonia, Connecticut                       (Zip Code)
Address of Principal Executive Offices)


       Birmingham Utilities, Inc. 1998 Stock Incentive Plan
                     (Full Title of the Plan)

                          JOHN S. TOMAC
                     President and Treasurer
                    Birmingham Utilities, Inc.
                        230 Beaver Street
                   Ansonia, Connecticut  06401
             (Name and address of agent for service)

                          (203) 735-1888
  (telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

Title of                Proposed          Proposed
Securities   Amount     Maximum Aggregate Maximum Aggregate Amount of
to be        to be      Offering          Offering          registration
Registered   Registered Price per Share*  Price*            fee

Common Stock,
no par value 60,000 shares  $17.50         $1,050,000        $277.20

     *Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of high and low prices of the Common Stock reported on the NASDAQ Small-Cap Market on February 25, 2000.

     This registration statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.

                              PART I
       Information Required in the Section 10(a) Prospectus

     The information required by Items 1 and 2 is not required to be filed as part of this Registration Statement.

                            PART II

       Information Required in the Registration Statement

Item 3. Incorporation of documents by reference.

     The following documents filed by Birmingham Utilities, Inc.
(the"Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

               (1) the latest annual report of the Company filed pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

               (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (1) above;

               (3) the description of the Company's Common Stock, no par value per share, contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers by the Registrant.

     Pursuant to the statutes of the State of Connecticut, a director, officer or employee of a corporation incorporated in Connecticut prior to January 1, 1999, as was the Company, is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was a director, officer or employee. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director, officer or employee has been adjudged to have breached his duty to the corporation or where he did not act in good faith.
Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 33-770 through 33-779 of the Connecticut Business Corporation Act. Article
9 of the registrant's by-laws provides that its shareholders, directors, officers and employees shall be indemnified to the extent allowed in the Connecticut Business Corporation Act. In addition, the Company maintains an insurance policy providing coverage for certain liabilities of directors and officers, including liabilities under the federal securities laws.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index.

Item 9. Undertakings.

     (1)  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i)
To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ansonia, State of Connecticut, on the 24th day of February, 2000.

              BIRMINGHAM UTILITIES, INC.
              (Registrant)



              By /s/ John S. Tomac
                John S. Tomac
                Its duly authorized President and Treasurer





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                   TITLE             DATE

/s/ Edward G. Brickett*      Director          February 24, 2000
Edward G. Brickett

/s/ David Silverstone*       Director          February 24, 2000
David Silverstone

/s/ James E. Cohen*          Director          February 24, 2000
James E. Cohen

/s/ Aldore J. Rivers*        Director          February 24, 2000
Aldore J. Rivers

/s/ Stephen P. Ahern*        Director          February 24, 2000
Stephen P. Ahern

/s/ Kenneth E Schaible*      Director          February 24, 2000
Kenneth E. Schaible

/s/ Betsy Henley-Cohn*       Chairwoman of the February 24, 2000
Betsy Henley-Cohn            Board of Directors
                             and Director

/s/ Alvaro da Silva*         Director          February 24, 2000
Alvaro da Silva

/s/ B. Lance Sauerteig*      Director          February 24, 2000
B. Lance Sauerteig


/s/ John S. Tomac            President,
John S. Tomac                Treasurer         February 24, 2000
                             and Director


*John S. Tomac, by signing his/her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                           By /s/ John S. Tomac
                              John S. Tomac
                              Attorney-in-Fact





                         EXHIBIT INDEX

Exhibit
  No.


4.1  Certificate of Incorporation of Birmingham Utilities, Inc.
(incorporated by reference to Exhibit (3) of Birmingham Utilities, Inc. Annual Report on Form 10-K for the period ending December 31, 1994).

4.2 By-Laws of Birmingham Utilities, Inc. (incorporated by reference to Exhibit (3) of Birmingham Utilities, Inc. Annual Report on Form 10-K for the period ending December 31, 1994).

4.3 Amended and Restated Mortgage Indenture by and between The Ansonia Derby Water Company and The Connecticut National Bank as Trustee, dated as of August 9, 1991. (incorporated by reference to Exhibit 4(i) of the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the period ended December 31, 1997).

4.4 Commercial Term and Revolving Loan Agreement by and between Birmingham Utilities, Inc. and Fleet Bank, N.A., dated April 29, 1994, as amended (incorporated by reference to Exhibit 4(ii) of the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the period ended December 31, 1998).

4.5 Birmingham Utilities, Inc. Dividend Reinvestment Plan, adopted by its Board of Directors on September 13, 1994 (incorporated herein by reference to Exhibit 4 (iii) of Birmingham Utilities, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1994).

5    Opinion of Tyler Cooper & Alcorn, dated February 24, 2000, as to the legality of the original issuance of Common Stock offered under this Registration Statement (filed herewith).

23   Consent of Dworken, Hillman, LaMorte & Sterczala, P.C. January 19,
2000 (filed herewith).

23.1 Consent of Tyler Cooper & Alcorn (incorporated by reference to
Exhibit 5 of this Registration Statement).

24   Power of Attorney authorizing the signing of the Registration
Statement and Amendments thereto on behalf of the Directors of Birmingham Utilities, Inc (filed herewith).


                           EXHIBIT 5
                       Opinion of Counsel

                       February 24, 2000


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549-1004

     Re:  Birmingham Utilities, Inc. 1998 Stock Incentive
          Plan/Registration Statement on Form S-8


Ladies and Gentlemen:

     We have acted as counsel for Birmingham Utilities, Inc., a Connecticut corporation (the "Company"), and in that capacity we have examined from time to time such documents, corporate records and other instruments as we deem necessary or appropriate to allow us to render the opinion which follows. More particularly, we are familiar with the Registration Statement on Form S-8, which the Company is filing to register shares of Birmingham Utilities, Inc. Common Stock, No Par Value (the "Common Stock"), to be sold pursuant to the provisions of the Birmingham Utilities, Inc. 1998 Stock Incentive Plan (the "Plan"), under the Securities Act of 1933, as amended. In rendering this opinion, we have assumed that there will be no change in applicable law between the date of this opinion and the date of issuance of the shares pursuant to such Registration Statement.

     On the basis of our examination, we are of the opinion that, when issued and sold in accordance with the terms of the Plan, the shares of Common Stock to which such Registration Statement relates will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement referred to above and to the reference to us under "Legal Opinions" in the Prospectus.

                         Very truly yours,

                         TYLER COOPER & ALCORN, LLP


                         By  /s/ Robert J. Metzler, II
                         Robert J. Metzler, II, a Partner

                           EXHIBIT 23


               Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1999 which appears on page 12 of the 1998 Birmingham Utilities, Inc. Annual Report to Shareholders and which was also incorporated by reference into the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the year ended December 31, 1998, as part of Item 14 thereof.

/s/ Dworken, Hillman, LaMorte & Sterczala, P.C.


Bridgeport, Connecticut
January 19, 2000

                           EXHIBIT 24

                       POWER OF ATTORNEY

     We, the undersigned directors of Birmingham Utilities, Inc., hereby severally constitute John S. Tomac and James E. Cohen, and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 filed herewith and any and all amendments to such Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as directors to enable Birmingham Utilities, Inc. to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.


SIGNATURES                   TITLE              DATE

/s/ Edward G. Brickett       Director      January, 2000
Edward G. Brickett

/s/ David Silverstone        Director      January, 2000
David Silverstone

/s/ James E. Cohen           Director      January, 2000
James E. Cohen

/s/ Aldore J. Rivers         Director      January, 2000
Aldore J. Rivers

/s/ Stephen P. Ahern         Director      January, 2000
Stephen P. Ahern

/s/ Kenneth E Schaible       Director      January, 2000
Kenneth E. Schaible

/s/ Betsy Henley-Cohn        Director      January, 2000
Betsy Henley-Cohn

/s/ Alvaro da Silva          Director      January, 2000
Alvaro da Silva

/s/ B. Lance Sauerteig       Director      January, 2000
B. Lance Sauerteig

/s/ John S. Tomac            Director      January, 2000
John S. Tomac